Exhibit 99.1
REALNETWORKS ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS

SEATTLE — August 4, 2021 -

RealNetworks, Inc. (Nasdaq: RNWK), an emerging leader in AI-based software and solutions, today announced its financial results* for the second quarter ended June 30, 2021.

•Revenue of $14.6 million and net loss attributable to RealNetworks of $(1.3) million
•Doubled revenue year-over-year for the Company’s AI-based businesses with 282% growth in SAFRTM and 15% growth in KONTXT
•Strengthened balance sheet to position the Company for future growth; unrestricted cash and cash equivalents of $29.9 million and no debt as of June 30, 2021

Management Commentary
“In Q2 we continued to make great progress in our AI-based businesses, SAFR and KONTXT,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks. “In the aggregate, our AI businesses grew 101% year over year – 282% for SAFR and 15% for KONTXT. Further, we strengthened our balance sheet by raising $20.1 million in net proceeds through a public offering during the quarter. This enables us to continue to scale our investments in our AI growth businesses.”

Mr. Glaser continued, “We’re also very pleased with the progress that Scener is making on its path as an independent company. Scener continues to grow rapidly with consumers using it to watch over 100 million minutes of video each month. Scener is now self-sufficient financially and has a very bright future.” As a result of Scener’s progress as an independent company, Real no longer consolidated Scener into its financial results as of June 30th.

Second Quarter 2021 Financial Highlights from Continuing Operations
•Revenue was $14.6 million, down 8% compared to $15.9 million in the prior quarter and down 15% compared to $17.1 million in the prior year period.
•Revenue from key growth initiatives, SAFR and KONTXT, increased 282% and 15%, respectively, compared to the prior year period. SAFR and KONTXT together grew to represent 37% of total Mobile Services revenue for the second quarter of 2021.
•Operating expenses decreased $1.7 million, or 9%, from the prior quarter and increased $1.1 million, or 7%, from the prior year period. Normalizing for certain one-time and non-cash items including restructuring and fair value adjustments to the contingent consideration liability, operating expenses decreased $0.3 million, or 2%, compared to the prior quarter and increased $1.2 million, or 8%, from the prior year period.
•Net loss from continuing operations attributable to RealNetworks was $(1.3) million, or $(0.03) per diluted share, compared to a net loss of $(10.4) million, or $(0.27) per diluted share, in the prior quarter and a net loss of $(3.1) million, or $(0.08) per diluted share, in the prior year period. Included in net loss attributable to RealNetworks in the second quarter of 2021 was a gain on forgiveness of debt of $2.9 million from the principal and interest on the Paycheck Protection Program (“PPP”) loan and a gain of $2.0 million related to the deconsolidation of Scener.
•Adjusted EBITDA, including $600,000 of operating costs related to Scener, was a loss of $(4.3) million compared to a loss of $(3.0) million in the prior quarter and a loss of $(1.4) million in the prior year period. Adjusted EBITDA, excluding the $600,000 of operating costs related to Scener, was a loss of $(3.7) million.
•At June 30, 2021, the Company had $29.9 million in unrestricted cash and cash equivalents compared to $17.0 million at March 31, 2021 and $23.9 million at December 31, 2020. In April 2021, the Company strengthened its balance sheet with the closing of an underwritten public offering that resulted in net proceeds to the Company of approximately $20.1 million.

Corporate Developments
•RealNetworks received notice from its participating bank that its request for forgiveness of the principal and interest on the PPP loan was approved. As a result, the Company recognized a $2.9 million gain on forgiveness of debt on the condensed consolidated statement of operations.
•As of June 30, 2021, the Company deconsolidated Scener Inc., previously a consolidated subsidiary of RealNetworks, and recognized a non-cash gain of $2.0 million in other income (expense), net on the condensed consolidated statement of operations.
•During the second quarter of 2021, the Company settled the contingent consideration liability for its January 2019 purchase of Napster through the use of $2.5 million of cash and the transfer of 47.8 million ordinary shares of Napster Group, valued at the December 2020 Napster sale closing date.

Business Outlook
For the third quarter ending September 30, 2021, RealNetworks expects to achieve the following results from continuing operations:

•Total revenue is expected to be in the range of $13.5 million to $15.5 million.
•Adjusted EBITDA loss is expected to be in the range of $(5.0) million to $(3.5) million, excluding Scener (which has been deconsolidated as of June 30, 2021).

RealNetworks’ management continues to expect 2021 will be an investment year that will position the Company for double-digit revenue growth in 2022 and 2023.

Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, August 25, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13721303.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video; KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis; and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Continuing and Discontinued Operations and Non-GAAP Financial Measures
*This release refers to “continuing” and “discontinued” operations due to the completion of the sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which closed on December 30, 2020. Effective as of the August 25, 2020 announcement date, Napster has been treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, Scener’s current and future activities, and certain remaining contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2020, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30, 2020

	2021	2020	2021	2020

	(in thousands, except per share data)

Net revenue	$14,561	$17,085	$30,449	$33,907
Cost of revenue	3,572	4,263	7,251	8,367
Gross profit	10,989	12,822	23,198	25,540

Operating expenses:
Research and development	6,330	5,988	12,568	12,594
Sales and marketing	5,259	4,839	10,396	10,839
General and administrative	4,376	3,978	9,274	9,139
Fair value adjustments to contingent consideration liability	—	100	(1,040)	(200)
Restructuring and other charges	718	704	3,889	790

Total operating expenses	16,683	15,609	35,087	33,162

Operating loss	(5,694)	(2,787)	(11,889)	(7,622)

Other income (expenses):
Interest expense	(24)	(5)	(119)	(5)
Interest income	7	19	20	25
Gain on forgiveness of Paycheck Protection Program loan	2,897	—	2,897	—
Loss on equity and other investments, net	(569)	(53)	(4,841)	(53)
Other income (expense), net	1,916	(71)	2,020	167

Total other income (expenses), net	4,227	(110)	(23)	134

Loss from continuing operations before income taxes	(1,467)	(2,897)	(11,912)	(7,488)
Income tax expense	18	265	127	290

Net loss from continuing operations	(1,485)	(3,162)	(12,039)	(7,778)
Net loss from discontinued operations, net of tax	—	(2,392)	—	(2,465)
Net loss	(1,485)	(5,554)	(12,039)	(10,243)
Net loss attributable to noncontrolling interests of continuing operations	(138)	(66)	(244)	(119)
Net loss attributable to noncontrolling interests of discontinued operations	—	(376)	—	(370)
Net loss attributable to RealNetworks	$(1,347)	$(5,112)	$(11,795)	$(9,754)

Net loss from continuing operations attributable to RealNetworks	$(1,347)	$(3,096)	$(11,795)	$(7,659)
Net loss from discontinued operations attributable to RealNetworks	—	(2,016)	—	(2,095)
Net loss attributable to RealNetworks	$(1,347)	$(5,112)	$(11,795)	$(9,754)

Net loss per share attributable to RealNetworks- Basic:
Continuing operations	$(0.03)	$(0.08)	$(0.28)	$(0.20)
Discontinued operations	—	(0.05)	—	(0.06)
Net loss per share attributable to RealNetworks- Basic	$(0.03)	$(0.13)	$(0.28)	$(0.26)

Net loss per share attributable to RealNetworks- Diluted:
Continuing operations	$(0.03)	$(0.08)	$(0.28)	$(0.20)
Discontinued operations	—	(0.05)	—	(0.06)
Net loss per share attributable to RealNetworks- Diluted	$(0.03)	$(0.13)	$(0.28)	$(0.26)

Shares used to compute basic net loss per share	44,284	38,243	41,409	38,236
Shares used to compute diluted net loss per share	44,284	38,243	41,409	38,236

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2021	December 31, 2020
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$29,860	$23,940
Trade accounts receivable, net	12,858	10,229
Deferred costs, current portion	91	196
Investments	3,973	9,965
Prepaid expenses and other current assets	6,428	3,480
Total current assets	53,210	47,810

Equipment and software	29,790	30,726
Leasehold improvements	2,745	2,776
Total equipment, software, and leasehold improvements	32,535	33,502
Less accumulated depreciation and amortization	30,998	31,631
Net equipment, software, and leasehold improvements	1,537	1,871

Operating lease assets	4,987	7,937
Restricted cash equivalents	1,630	1,630
Other assets	982	4,150
Deferred costs, non-current portion	—	74
Deferred tax assets, net	875	909
Goodwill	17,229	17,375

Total assets	$80,450	$81,756

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,932	$2,750
Accrued and other current liabilities	12,336	17,850
Deferred revenue, current portion	2,281	2,122
Total current liabilities	17,549	22,722

Deferred revenue, non-current portion	27	45
Deferred tax liabilities, net	1,100	1,129
Long-term lease liabilities	5,896	6,837
Long-term debt	—	2,895
Other long-term liabilities	53	2,241

Total liabilities	24,625	35,869

Total shareholders' equity	55,825	46,149

Noncontrolling interests	—	(262)

Total equity	55,825	45,887

Total liabilities and equity	$80,450	$81,756

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2020
	2021	2020
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(12,039)	$(7,778)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	397	493
Stock-based compensation	1,271	703
Loss on equity and other investments, net	4,841	53
Loss on impairment of operating lease assets	2,461	—
Foreign currency gain	(15)	(118)
Fair value adjustments to contingent consideration liability	(1,040)	(200)
Gain on deconsolidation of subsidiary	(1,961)	—
Gain on forgiveness of Paycheck Protection Program loan	(2,897)	—
Net change in certain operating assets and liabilities	(1,923)	194
Net cash used in operating activities - continuing operations	(10,905)	(6,653)
Net cash provided in operating activities - discontinued operations	—	(1,924)
Net cash used in operating activities	(10,905)	(8,577)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(131)	(157)
Deconsolidation of subsidiary, net	(836)	—
Net cash used in investing activities - continuing operations	(967)	(157)
Net cash used in investing activities - discontinued operations	—	(169)
Net cash used in investing activities	(967)	(326)
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options)	534	—
Proceeds from issuance of preferred stock	—	10,000
Proceeds from equity offering, net of costs	20,114	—
Tax payments from shares withheld upon vesting of restricted stock	(117)	(5)
Payment of contingent consideration liability	(2,500)	—
Proceeds from long-term debt	—	2,875
Net cash provided by financing activities - continuing operations	18,031	12,870
Net cash used in financing activities - discontinued operations	—	(988)
Net cash provided by financing activities	18,031	11,882
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(239)	(96)
Net increase in cash, cash equivalents and restricted cash	5,920	2,883
Cash, cash equivalents, and restricted cash, beginning of period	25,570	22,179
Cash, cash equivalents, and restricted cash, end of period	31,490	25,062
Less: Cash, cash equivalents and restricted cash from discontinued operations	—	5,742
Cash, cash equivalents, and restricted cash from continuing operations, end of period	$31,490	$19,320

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2021		2020
	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$2,061	$3,309	$3,384	$2,543	$3,159	$3,495
Mobile Services (B)	6,356	5,980	7,338	6,400	6,461	6,690
Games (C)	6,144	6,599	6,879	7,611	7,465	6,637
Total net revenue	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Product
Consumer Media
- Software License (D)	$841	$1,875	$1,593	$642	$1,702	$2,020
- Subscription Services (E)	793	818	867	892	898	929
- Product Sales (F)	330	438	625	193	261	222
- Advertising & Other (G)	97	178	299	816	298	324

Mobile Services
- Software License (H)	1,931	1,391	2,376	931	972	831
- Subscription Services (I)	4,425	4,589	4,962	5,469	5,489	5,859

Games
- Subscription Services (J)	2,431	2,528	2,589	2,705	2,730	2,770
- Product Sales (K)	2,830	3,163	3,315	3,874	3,712	2,978
- Advertising & Other (L)	883	908	975	1,032	1,023	889

Total net revenue	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Geography
United States	$9,209	$9,932	$10,893	$11,855	$10,742	$10,214
Rest of world	5,352	5,956	6,708	4,699	6,343	6,608
Total net revenue	$14,561	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our facial recognition platform, SAFR and our integrated RealTimes platform.
(I) Subscription services revenue within Mobile Services includes revenue from our messaging products, including Metcalf intercarrier messaging services and Kontxt, as well as ringback tones and related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2021		2020	2021	2020
	Q2	Q1	Q2	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$2,061	$3,309	$3,159	$5,370	$6,654
Cost of revenue	497	478	519	975	1,130
Gross profit	1,564	2,831	2,640	4,395	5,524

Gross margin	76%	86%	84%	82%	83%

Operating expenses	2,332	2,201	2,204	4,533	4,662
Operating income (loss), a GAAP measure	$(768)	$630	$436	$(138)	$862
Depreciation and amortization	5	16	15	21	28

Contribution margin, a non-GAAP measure	$(763)	$646	$451	$(117)	$890

Mobile Services

Net revenue	$6,356	$5,980	$6,461	$12,336	$13,151
Cost of revenue	1,517	1,492	1,782	3,009	3,478
Gross profit	4,839	4,488	4,679	9,327	9,673

Gross margin	76%	75%	72%	76%	74%

Operating expenses	6,332	6,145	5,682	12,477	13,270
Operating income (loss), a GAAP measure	$(1,493)	$(1,657)	$(1,003)	$(3,150)	$(3,597)
Depreciation and amortization	79	84	102	163	200

Contribution margin, a non-GAAP measure	$(1,414)	$(1,573)	$(901)	$(2,987)	$(3,397)

Games

Net revenue	$6,144	$6,599	$7,465	$12,743	$14,102
Cost of revenue	1,552	1,705	1,958	3,257	3,752
Gross profit	4,592	4,894	5,507	9,486	10,350

Gross margin	75%	74%	74%	74%	73%

Operating expenses	4,849	5,098	4,976	9,947	9,899
Operating income (loss), a GAAP measure	$(257)	$(204)	$531	$(461)	$451
Depreciation and amortization	81	76	66	157	204

Contribution margin, a non-GAAP measure	$(176)	$(128)	$597	$(304)	$655

Corporate

Cost of revenue	$6	$4	$4	$10	$7
Gross profit	(6)	(4)	(4)	(10)	(7)

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	3,170	4,960	2,747	8,130	5,331
Operating income (loss), a GAAP measure	$(3,176)	$(4,964)	$(2,751)	$(8,140)	$(5,338)
Other expense, net	(45)	104	(71)	59	167
Foreign currency (gain) loss	88	(103)	92	(15)	(118)
Depreciation and amortization	28	28	30	56	61
Fair value adjustments to contingent consideration liability	—	(1,040)	100	(1,040)	(200)
Restructuring and other charges	718	3,171	704	3,889	790
Stock-based compensation	435	836	323	1,271	703

Contribution margin, a non-GAAP measure	$(1,952)	$(1,968)	$(1,573)	$(3,920)	$(3,935)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2021		2020	2021	2020
	Q2	Q1	Q2	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net loss from continuing operations	$(1,485)	$(10,554)	$(3,162)	$(12,039)	$(7,778)
Income tax expense	18	109	265	127	290
Interest expense	24	95	5	119	5
Interest income	(7)	(13)	(19)	(20)	(25)
Loss on equity and other investments, net	569	4,272	53	4,841	53
Foreign currency (gain) loss	88	(103)	92	(15)	(118)
Depreciation and amortization	193	204	213	397	493
Fair value adjustments to contingent consideration liability	—	(1,040)	100	(1,040)	(200)
Gain on forgiveness of Paycheck Protection Program loan	(2,897)	—	—	(2,897)	—
Gain on deconsolidation of subsidiary	(1,961)	—	—	(1,961)	—
Restructuring and other charges	718	3,171	704	3,889	790
Stock-based compensation	435	836	323	1,271	703
Adjusted EBITDA, a non-GAAP measure	$(4,305)	$(3,023)	$(1,426)	$(7,328)	$(5,787)